                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 2004 relating to the financial statements of Orleans Homebuilders, Inc., which appears in Orleans Homebuilders, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2004.



PricewaterhouseCoopers LLP

Philadelphia, PA
September 14, 2004